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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   January 7, 2003


                           Princeton Video Image, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                      000-23415              22-3062052
      (State or other                 (Commission           (I.R.S. Employer
      jurisdiction of                 File Number)         Identification No.)
      incorporation)

                15 Princess Road, Lawrenceville, New Jersey 08648
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  (609) 912-9400

                                 Not Applicable
          (Former name or former address, if changed since last report)
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Item 5.    Other Events

On January 7, 2003, Princeton Video Image, Inc. issued the following press release:

PRINCETON VIDEO IMAGE, INC. MOVES TO NASDAQ SMALLCAP MARKET

LAWRENCEVILLE, N.J.--(BUSINESS WIRE)--Jan. 7, 2003--Princeton Video Image, Inc. (NASDAQ:PVII), announced that the listing of its common stock has been transferred to The Nasdaq SmallCap Market effective with the opening of business on January 7, 2003.

Nasdaq has advised PVI that to maintain this listing, on or before March 10, 2003 it must evidence a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days; and, on or before March 31, 2003, the company must file with the Securities and Exchange Commission and Nasdaq its Form 10-K for the year ended December 31, 2002 evidencing continued compliance with The Nasdaq SmallCap Market's $2,500,000 shareholders' equity requirement. PVI must also be able to demonstrate compliance with all other requirements for continued listing on The Nasdaq SmallCap Market.

PVI is continuing its efforts to secure new equity financing and believes that such financing would facilitate compliance with the requirements for continued listing on The Nasdaq SmallCap Market. However, there can be no assurance that such financing will be obtained or that even if such financing is obtained, the listing requirements will be satisfied. If the company is unable to meet the listing requirements, it anticipates that its common stock would trade on the OTC Bulletin Board (OTCBB).

About Princeton Video Image, Inc.

Princeton Video Image, Inc. (PVI) provides real-time virtual advertising, programming enhancements, virtual product integration placement and targeted interactive services for televised sports and entertainment events and programs. PVI services the advertising industry with its proprietary, Emmy award-winning technology. Headquartered in New York City and Lawrenceville, New Jersey, PVI has offices in Canada, Hong Kong, Israel and Mexico City.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, need for additional financing, those relating to market acceptance, integration of acquired businesses, dependence on strategic partners and third party sales, contractual restraints on use of Princeton Video Image's technology, a rapidly changing commercial and technological environment, competition, possible adverse regulations, intellectual property rights and litigation, and other risks identified in Princeton Video Image's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Princeton Video Image undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                      * * *
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Princeton Video Image, Inc.



                                        By:  /s/ James Green
                                             -----------------------------------
                                             James Green, President
                                             and Chief Operating Officer

Date:  January 7, 2003